Exhibit 10.1

Amendment to the Securities Purchase Agreement

This agreement (the “Amendment”), effective December 26, 2024, hereby amends the securities purchase agreement, dated as of December 27, 2023 (the “Securities Purchase Agreement”), by and between Meihua International Medical Technologies Co., Ltd., a Cayman Islands exempted company (the “Company”), and each purchaser identified in the signature pages thereto (each a “Purchaser” and collectively the “Purchasers”). The Company and the Purchasers may be referred to herein as the “Parties.” Any terms not defined herein shall have the meaning set forth in the Securities Purchase Agreement.

WHEREAS, the Company originally entered into the Securities Purchase Agreement with the intent of selling the Purchasers up to $50.5 million in convertible notes, having closed on the initial sale of $6,000,000 in convertible notes (the “Issued Note”) on December 27, 2023; and

WHEREAS, as the Issued Note has since been paid in full and the Company, recognizing the deleterious effects on the Company’s stock price, does not wish to sell any further convertible notes to the Purchasers and the Purchasers do not wish to purchase any more convertible notes under the Securities Purchase Agreement; and

WHEREAS, recognizing the Issued Note is no longer outstanding and the Purchasers’ rights and protections in the Warrant are duly set forth in the Warrant itself, the Parties agree that certain restrictions from future offerings may be removed from the Securities Purchase Agreement.

NOW, THEREFORE, the Company and the Purchasers, for good and valuable consideration, agree to amend the Securities Purchase Agreement as follows:

1. Amendments. The Securities Purchase Agreement shall be amended and restated as follows:

Section 2.1(b) shall be removed in its entirety as follows:

“Section 2.1(b) [RESRVED].”

Section 2.1(c) shall be amended and restated as follows:

“Section 2.1(c) Maximum Subscription Amount. For the avoidance of doubt, it is the Parties’ intention that there will be a First Closing pursuant to which Purchaser’s Subscription Amount delivered by such Purchaser shall equal US$6,000,000. Thereafter, the Parties do not intend that there be any Additional Closing or Additional Closing Date.”

Section 4.12(h) shall be amended and restated as follows:

“Section 4.12(h) Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance. In addition, should the Company desire to pursue a Subsequent Financing in the future, and should Purchaser not accept the terms or otherwise choose not to participate in the Subsequent Financing, in no event will Purchaser take action to interfere with or otherwise restrict the Company’s ability to close on such Subsequent Financing.”

Section 4.13 shall be removed in its entirety as follows:

“Section 4.13 [RESERVED].”

2. This Amendment shall be read in conjunction with the Securities Purchase Agreement, with all sections of the Securities Purchase Agreement other than as set forth above to remain the same.

3. This Amendment does not constitute a waiver of, or a consent to, (i) any provision of the any of the Transaction documents not expressly referred to herein, or (ii) any present or future violation of, or defaults under, any provision of any of the Transaction Documents unless expressly referred to herein.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered das of the day and year first written above.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

By:	/s/ Xin Wang
	Name:	Xin Wang
	Title:	Chief Executive Officer

ANSON INVESTMENTS MASTER FUND LP

By:	/s/ Amin Nathoo
	Name:	Amin Nathoo
	Title:	Director of Anson Advisors Inc., co-investment advisor of Anson Investments Master Fund LP

ANSON EAST MASTER FUND LP

By:	/s/ Amin Nathoo
	Name:	Amin Nathoo
	Title:	Director of Anson Advisors Inc., co-investment advisor of Anson Investments Master Fund LP

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